CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-259206) of Franklin Limited Duration Income Trust of our report dated February 20, 2024, relating to the financial statements, financial highlights and senior securities table which appears in Franklin Limited Duration Income Trust’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the reference to us under the heading “Senior Securities” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

February 20, 2024